EXHIBIT 10.12

                             GEOSCIENCE CORPORATION

                         DIRECTOR STOCK OPTION AGREEMENT


        AGREEMENT made effective the ___ day of ____, 199_, (the "Grant Date"), between GEOSCIENCE CORPORATION, a Nevada corporation (the "Company"), and ________ ("Optionee").

        To carry out the purposes of the GeoScience Corporation 1996 Equity Incentive Plan, to which this Agreement is expressly subject and a copy of which is attached hereto as Exhibit A, by affording Optionee the opportunity to purchase shares of Common Stock, par value $.10 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of -____- shares of Stock, on the terms and conditions set forth herein and in the Plan.

        2. EXERCISE PRICE. The exercise price of the Option shall be $___ per share.

        3. EXERCISE OF OPTION.

               (a) Subject to the further provisions of this Agreement, the Option granted pursuant to this Agreement shall not become exercisable until the first day that is more than six months after the date hereof and thereafter shall be fully exercisable.

               (b) Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised by written notice (which complies in all respects with the provisions of this Agreement) to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the Company's principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by full payment and all documentation deemed appropriate by the Committee to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

               (c) The Option shall automatically be exercisable in full upon the occurrence of a "Change in Control" of the Company (as defined in the Plan).

               (d) Notwithstanding anything herein to the contrary, including, without limitation Paragraph 6, in no event shall the Option, or any part thereof, be exercisable after the tenth anniversary of the Grant Date.

        4. PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of the Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee,
(a) by tendering to the Company shares of Stock owned by the Optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full Option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the Optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in (ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instructions will be received subject to collection.

        5. NON-TRANSFERABILITY. The Option may not be transferred by the Optionee separately or otherwise than by will or the laws of descent and distribution.

        6. TERMINATION OF DIRECTOR STATUS.

               (a) If the Optionee ceases to be director of the Company for reasons other than (i) retirement, (ii) permanent disability or (iii) death, the Option shall be exercisable by the Optionee, subject to paragraph 3(d) above, only within one year after such termination and only to the extent the Option was exercisable on the date of termination of director status.

               (b) If, however, any termination of director status is due to retirement or permanent disability, the Option shall be exercisable by the Optionee at any time, subject to paragraph 3(d) above, after such termination of director status, only to the extent the Option was exercisable on the date of termination of director status.

               (c) If the Optionee shall die while entitled to exercise the Option, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right at any time, subject to the provisions of paragraph 3(d) above, to exercise the Option, only to the extent that the Optionee was entitled to exercise the same on the day of the Optionee's death.

               (d) Except as provided above in this paragraph 6, to the extent the Option is not exercisable on such termination of director status, the Option shall be terminated and forfeited in full.

        7. SECURITIES MATTERS. The Option granted herein shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board.

        8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee. This Agreement and all actions taken shall be governed by and construed in accordance with the laws of the State of Texas. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Committee shall have authority to construe the terms of this Agreement, and the Committee's determinations shall be final and binding on the Optionee and the Company.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has executed this Agreement as of the day and year first above written.


                                           GEOSCIENCE CORPORATION



                                           By:___________________________
                                                 President



                                           OPTIONEE



                                           -----------------------------
                                           [Employee]